EXHIBIT 99.906.CERT
The Dow® Target Variable Fund LLC
June 30, 2010
Section 906 Certifications
Christopher A. Carlson and R. Todd Brockman, respectively, the President and Treasurer of The Dow® Target Variable Fund LLC (the “Registrant”), each certify to the best of his knowledge and belief that:
1.	The Registrant’s report on Form N-CSR for June 30, 2010 fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934, as amended; and
2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

September 3, 2010	September 3, 2010
Date	Date

/s/ Christopher A. Carlson Christopher A. Carlson	/s/ R. Todd Brockman R. Todd Brockman
President	Treasurer
The Dow® Target Variable Fund LLC	The Dow® Target Variable Fund LLC
A signed original of this written statement required by Section 906 has been provided to The Dow® Target Variable Fund LLC and will be retained by The Dow® Target Variable Fund LLC and furnished to the Securities and Exchange Commission or its staff upon request.